NEWS RELEASE

AbCellera Reports Q3 2026 Business Results

11/9/2026

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the third quarter of 2026. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“This was a transformative quarter for AbCellera, highlighted by strong clinical execution and balance sheet expansion. Positive top-line Phase 2 results for ABCL635 demonstrated an efficacy and tolerability profile that has potential to redefine the treatment of hot flashes. On the strength of this data, we raised $200 million, bringing our available liquidity to approximately $900 million,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “Together with the top-line Phase 1 readout of ABCL575 and the addition of three new pipeline programs, ABCL992, ABCL385, and ABCL646, we have delivered on all corporate priorities for 2026.”

Q3 2026 Business Summary and Program Updates
●Announced positive top-line Phase 2 clinical trial data for ABCL635 that demonstrated significant reductions in the frequency and severity of moderate and severe vasomotor symptoms (VMS), a favorable tolerability profile, and significant improvements in sleep and patient global impression of change (PGI-C). AbCellera expects to initiate late-stage development for menopausal VMS in 2027. AbCellera is also expanding the indications for ABCL635 to include VMS caused by hormone suppression associated with breast and prostate cancer treatment. The initiation of clinical trials in these two populations is expected in 2027.
●Completed a $200 million offering of common shares and pre-funded warrants.
●Continued to advance ABCL386 and ABCL688 through IND-enabling activities.
●Advanced the following three new programs in IND-enabling activities:
●ABCL992, an investigational antibody drug candidate that is a next-generation half-life extended analog of ABCL635 for the treatment of VMS;
●ABCL385, an investigational antibody drug candidate for an undisclosed indication in oncology; and
●ABCL646, a potential first-in-class investigational antibody antagonist of an undisclosed ion channel target for the treatment of an undisclosed indication.
●Generated a net loss of $40.8 million, compared to a net loss of $57.1 million in Q3 2025.
●Ended the quarter with over $790 million in total cash balances and marketable securities, and over $890 million in total available liquidity to execute on AbCellera’s strategy.

Subsequent Event
●Announced top-line data for the Phase 1 clinical trial of ABCL575, an investigational antibody drug candidate targeting OX40 ligand for the treatment of atopic dermatitis and other autoimmune conditions. The Phase 1 study met all endpoints, demonstrating a favorable tolerability profile and a pharmacokinetic profile that supports an extended dosing interval. AbCellera currently does not plan to develop ABCL575 past Phase 1.

Discussion of Q3 2026 Financial Results
●Revenue – Total revenue was $10.6 million, compared to $9.0 million in Q3 2025.
●Research & Development (R&D) Expenses – R&D expenses were $43.5 million, compared to $55.0 million in Q3 2025.
●Sales, General, & Administrative (SG&A) Expenses – SG&A expenses were $13.6 million, compared to $25.0 million in Q3 2025.
●Net Loss – Net loss of $40.8 million, or $(0.13) per share on a basic and diluted basis, compared to net loss of $57.1 million, or $(0.19) per share on a basic and diluted basis, in Q3 2025.
●Available Liquidity – Following the capital raise and positive year-to-date operating cashflow, AbCellera has over $790 million in total cash balances and marketable securities, and over $100 million in available non-dilutive government funding, bringing total available liquidity to over $890 million to execute on AbCellera's strategy.

Business Metrics
At the end of Q3 2026, partners led 34 programs that AbCellera believes to be progressing and where AbCellera holds a downstream stake (down from 44 on December 31, 2025). In total, AbCellera held downstream stakes in 12 molecules in the clinic understood to be progressing on September 30, 2026.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 3:00 p.m. Pacific Time / 2:00 p.m. Pacific Standard Time / 5:00 p.m. Eastern Standard Time.
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing first-in-class antibody-based medicines in the areas of endocrinology, women’s health, immunology, oncology, and more. For more information, please visit www.abcellera.com.

AbCellera Forward-Looking Statements

This document contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this document other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, plans, objectives for future operations, and the evaluation of our available liquidity to execute on our strategy (including our ability to access our reimbursement based R&D government contributions). The use of certain data derived from cross-study comparisons are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities and differences and are presented for informational purposes. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, other factors, and definition of our business metrics are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this document represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2026	2025	2026
Revenue:
Research fees	$8,817	$10,549	$19,524	$22,570
Licensing and royalty revenue	138	90	10,751	431
Total revenue	8,955	10,639	30,275	23,001
Operating expenses:
Research and development(1)	55,028	43,535	136,736	136,184
Sales, general, and administrative(1)	24,958	13,613	66,012	39,799
Depreciation and amortization	5,247	6,806	16,048	20,634
Total operating expenses	85,233	63,954	218,796	196,617
Loss from operations	(76,278)	(53,315)	(188,521)	(173,616)
Other income:
Interest and other	(4,781)	(6,867)	(19,851)	(10,474)
Grants and incentives	(2,729)	(3,636)	(10,574)	(11,829)
Total other income	(7,510)	(10,503)	(30,425)	(22,303)
Loss before income tax	(68,768)	(42,812)	(158,096)	(151,313)
Income tax recovery	(11,649)	(2,054)	(20,629)	(11,963)
Net loss	$(57,119)	$(40,758)	$(137,467)	$(139,350)
Foreign currency translation adjustment	(41)	(269)	1,680	813
Comprehensive loss	$(57,160)	$(41,027)	$(135,787)	$(138,537)

Net loss per share
Basic	$(0.19)	$(0.13)	$(0.46)	$(0.45)
Diluted	$(0.19)	$(0.13)	$(0.46)	$(0.45)
Weighted-average common shares outstanding
Basic	298,875,174	318,053,142	298,366,169	308,957,891
Diluted	298,875,174	318,053,142	298,366,169	308,957,891

(1) Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2025	September 30, 2026
Assets
Current assets:
Cash and cash equivalents	$128,513	$163,800
Marketable securities	405,313	600,624
Total cash, cash equivalents, and marketable securities	533,826	764,424
Accounts and accrued receivables	58,293	17,964
Restricted cash	25,000	25,000
Other current assets	111,113	68,770
Total current assets	728,232	876,158
Long-term assets:
Property and equipment, net	428,003	410,050
Intangible assets, net	38,381	38,389
Goodwill	47,806	47,806
Investments in equity accounted investees	62,580	63,845
Other long-term assets	51,948	63,616
Total long-term assets	628,718	623,706
Total assets	$1,356,950	$1,499,864
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$50,781	$35,435
Deferred revenue	13,526	35,038
Total current liabilities	64,307	70,473
Long-term liabilities:
Operating lease liability	137,403	128,130
Deferred revenue	3,500	48,050
Deferred government contributions	174,453	180,275
Other long-term liabilities	10,383	10,436
Total long-term liabilities	325,739	366,891
Total liabilities	390,046	437,364
Commitments and contingencies
Shareholders’ equity:
Common shares: no par value, unlimited authorized shares at December 31, 2025 and September 30, 2026: 300,600,710 and 326,332,641 shares issued and outstanding at December 31, 2025 and September 30, 2026, respectively (Note 9)	802,341	996,188
Additional paid-in capital	198,279	238,565
Accumulated other comprehensive loss	(4,234)	(3,421)
Accumulated deficit	(29,482)	(168,832)
Total shareholders’ equity	966,904	1,062,500
Total liabilities and shareholders’ equity	$1,356,950	$1,499,864

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Nine months ended September 30,
	2025	2026
Cash flows from operating activities:
Net loss	$(137,467)	$(139,350)
Cash flows from operating activities:
Depreciation of property and equipment	13,257	17,842
Amortization of intangible assets	2,791	2,791
Amortization of operating lease right-of-use assets	4,853	5,422
Stock-based compensation	42,888	35,967
Other	1,601	5,599
Changes in operating assets and liabilities:
Research fees and grants receivable	(15,957)	21,063
Income taxes receivable	(19,792)	19,484
Accounts payable and accrued liabilities	(2,286)	(13,311)
Deferred revenue	2,316	66,062
Deferred grant income	(2,834)	(6,717)
Other assets	14,078	4,461
Net cash provided by (used in) operating activities	(96,552)	19,313
Cash flows from investing activities:
Purchases of property and equipment	(32,929)	(7,577)
Purchase of marketable securities	(324,704)	(624,840)
Proceeds from marketable securities	386,536	429,162
Receipt of grant funding	7,366	7,184
Long-term investments and other assets	(23,657)	(1,105)
Net cash provided by (used in) investing activities	12,612	(197,176)
Cash flows from financing activities:
Proceeds from deferred government contributions and other	9,967	25,398
Issuance of common shares and pre-funded warrants, net	—	188,824
Net cash provided by financing activities	9,967	214,222
Effect of exchange rate changes on cash and cash equivalents	807	(847)
Increase (decrease) in cash and cash equivalents	$(73,166)	$35,512
Cash and cash equivalents and restricted cash, beginning of period	183,615	155,249
Cash and cash equivalents and restricted cash, end of period	$110,449	$190,761
Restricted cash included in other assets	2,290	1,961
Total cash, cash equivalents, and restricted cash shown on the balance sheet	108,159	188,800
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	10,457	416
Right-of-use assets obtained in exchange for operating lease obligation	76,118	—

Inquiries
Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774
Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005
Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

Source: AbCellera Biologics Inc.